                                                                    Exhibit 10.3


                                     KEYCORP

                            LONG TERM INCENTIVE PLAN

                                (January 1, 1998)



         KeyCorp (the "Corporation") hereby establishes this Long Term Incentive Plan for the purpose of providing an incentive to selected key officers of the Corporation and its subsidiaries.

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         For the purposes hereof, the following words and phrases shall have the meanings indicated:

         1. A "Beneficiary" shall mean any person designated by a Participant in accordance with the Plan to receive payment of all or a portion of any Incentive Award for which the Participant is eligible at the time of the Participant's death.

         2. A "Change of Control" shall mean a Change of Control under any of clauses (a), (b), (c), or (d) below. A "Non-Initiated Change of Control" shall mean (i) a Change of Control under clause (c) below (regardless of whether it also constitutes a Change of Control under any other clause below), and (ii) a Change of Control under clause (a), (b), or (d) below if such Change of Control results in whole or in any significant part, directly or indirectly, proximately or remotely, from or in response or reaction to an offer or proposal (whether to the Board of Directors or the shareholders of the Corporation) which was not solicited or invited by the management of the Corporation to engage in a transaction with the Corporation that, if consummated, would result in a Change Event under clause (c) below. An "Initiated Change of Control" shall mean all Changes of Control other than a Non-Initiated Change of Control. The determination of the Committee whether a Change of Control constitutes an Initiated or Non-Initiated Change of Control shall be final and conclusive. For purposes of this definition, the Corporation will be deemed to have become a subsidiary of another corporation if any other corporation (which term shall include, in addition to a corporation, a limited liability company, partnership, trust, or other organization) owns, directly or indirectly, 50 percent or more of the total combined outstanding voting power of all classes of stock of the Corporation or any successor to the Corporation.

                           (a) A Change of Control will have occurred under this
                  clause (a) if the Corporation is a party to a transaction pursuant to which the Corporation is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and either

                           (i) immediately after giving effect to that transaction, less than 65% of the then outstanding voting securities of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to the transaction, or

                           (ii) immediately after giving effect to that transaction, individuals who were directors of the Corporation on the day before the first public announcement of (x) the pendency of the transaction or (y) the intention of any person or entity to cause the transaction to occur, cease for any reason to constitute at least 51% of the directors of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation.

                           (b) A Change of Control will have occurred under this
                  clause (b) if a tender or exchange offer shall be made and consummated for 35% or more of the outstanding voting stock of the Corporation or any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the 1934 Act) is or becomes the beneficial owner of 35% or more of the outstanding voting stock of the Corporation or there is a report filed on
                  Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as adopted under the 1934 Act, disclosing the acquisition of 35% or more of the outstanding voting stock of the Corporation in a transaction or series of transactions by any person (as defined earlier in this clause
                  (b)).

                           (c) A Change of Control will have occurred under this
                  clause (c) if either

                           (i) without the prior approval, solicitation, invitation, or recommendation of the Corporation Board of Directors any person or entity makes a public announcement of a bona fide intention (A) to engage in a transaction with the Corporation that, if consummated, would result in a Change Event (as defined below in this clause (c)), or (B) to "solicit" (as defined in Rule 14a-1 under the 1934
                           Act) proxies in connection with a proposal that is not approved or recommended by the Corporation Board of Directors, or

                           (ii) any person or entity publicly announces a bona fide intention to engage in an election contest relating to the election of directors of the Corporation (pursuant to Regulation 14A, including Rule 14a-11, under the 1934 Act), and, at any time within the 24 month period immediately following the date of the announcement of that intention, individuals who, on the day before that announcement, constituted the directors of the Corporation (the "Incumbent Directors") cease for any reason to constitute at least a majority thereof unless both (A) the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the Incumbent Directors in office at the time of the election or nomination for election of such new director, and (B) prior to the time that the Incumbent Directors no longer constitute a majority of the Board of Directors, the Incumbent Directors then in office, by a vote of at least 75% of their number, reasonably determine in good faith that the change in Board membership that has occurred before the date of that determination and that is anticipated to thereafter occur within the balance of the 24 month period to cause the Incumbent Directors to no longer be a majority of the Board of Directors was not caused by or attributable to, in whole or in any significant part, directly or indirectly, proximately or remotely, any event under subclause (i) or (ii) of this clause
                  (c).

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                  For purposes of this clause (c), the term "Change Event" shall mean any of the events described in the following subclauses
                  (x), (y), or (z) of this clause (c):

                           (x) A tender or exchange offer shall be made for 25% or more of the outstanding voting stock of the Corporation or any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the 1934 Act) is or becomes the beneficial owner of 25% or more of the outstanding voting stock of the Corporation or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition of 25% or more of the outstanding voting stock of the Corporation in a transaction or series of transactions by any person (as defined earlier in this subclause (x)).

                           (y) The Corporation is a party to a transaction pursuant to which the Corporation is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and, after giving effect to such transaction, less than 50% of the then outstanding voting securities of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to such transaction or less than 51% of the directors of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation were directors of the Corporation immediately prior to such transaction.

                           (z) There is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation.

                           (d) A Change of Control will have
                  occurred under this clause (d) if there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation.

         3. The "Committee" shall mean the Compensation and Organization Committee of the Board of Directors of the Corporation, a subcommittee thereof, or other Committee of the Board of Directors hereafter succeeding to the responsibilities currently performed by the Compensation and Organization Committee with respect to the Plan.

         4. "Compensation Cycle" shall mean a period consisting of four consecutive calendar years.

         5. "Fair Market Value" shall mean: (a) if the Corporation's Common Shares are traded on a national exchange, the mean between the high and low sales price per Common Share on that national exchange on the date for which the determination of fair market value is made or, if there are no sales of Common Shares on that date, then on the next preceding date on which there were any sales of Common Shares, or (b) if the Common Shares are not traded on a national exchange, the mean between the high and low sales price per Common Share in the over-the-counter market, National Market System, as reported by the National Quotations Bureau, Inc. and NASDAQ on the date for which the determination of fair market value is made or, if there are no sales of Common Shares on that date, then on the next preceding date on which there were any sales of Common Shares.

         6. An "Incentive Award" shall mean the incentive which may be paid to a Participant pursuant to the Plan.

         7. "Market Point" shall mean for any Participant the average market point (as determined under the Corporation's salary administration program) of such Participant's job grade at the end of each of the four years of the Compensation Cycle; provided, however, that if the Corporation changes such Participant's job grade during any such year or such Participant is promoted, transferred, or otherwise moves into a different job grade during such year, then such Market Point shall be calculated on a pro rata basis for each of the periods in which such job grades were in effect for such Participant.

         8. A "Participant" shall mean a senior officer of the Corporation or one of its subsidiaries who is selected by the Committee to participate in the Plan.

         9. The "Plan" shall mean this Long Term Incentive Plan, together with all amendments hereto.
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         10. "Subsidiary" shall mean a corporation organized and existing under the laws of the United States or of any state or the District of Columbia of which 50 percent or more of the issued and outstanding stock is owned by the Corporation or by a Subsidiary of the Corporation.

         11. The "1934 Act" shall mean the Securities Exchange Act of 1934 as from time to time amended.

                                   ARTICLE II

                                INCENTIVE AWARDS
                                ----------------

         1. PARTICIPATION. Biannually, commencing with 1998, the Committee shall select the Participants in the Plan for the Compensation Cycle and shall determine whether such Participants shall be in Incentive Group I, II, or III. In general, the selection will be made prior to the beginning of each Compensation Cycle or as soon thereafter as is reasonably practicable. Participants shall be notified of their selection in writing. In the event that employees are determined to be Participants by job grade, the Committee or the Chief Executive Officer, subject to the approval of the Committee or in accordance with guidelines established by the Committee, may select additional, or exclude otherwise eligible, employees for Plan participation notwithstanding their job grade. The Committee, in its sole discretion, may discontinue the participation of an individual Participant and any such discontinued Participant shall receive a pro rata Incentive Award after completion of the Compensation Cycle based on the period of time the Participant was in the Plan. The Committee, in its sole discretion, may select additional Participants to the Plan after the inception of a Compensation Cycle and such Participants shall receive a pro rata Incentive Award based on the period of time the Participant was in the Plan for the Compensation Cycle.

         2. INCENTIVE POOL. The individual target incentives for persons selected to be in the Plan are set forth in Exhibit A to the Plan, which Exhibit A may be amended by action of the Committee from time to time for Compensation Cycles thereafter beginning.

         3. FORMULA FOR INCENTIVE AWARDS. Prior to each Compensation Cycle or as soon as practical thereafter, the Committee shall devise a formula to determine the percentage to be applied to the target Incentive Awards set forth in Exhibit A which formula shall be based on one or more financial criteria or other performance goals.
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         4. INCENTIVE AWARDS. As soon as practical after the end of the
Compensation Cycle, the Committee shall determine the aggregate amount of the Incentive Awards payable under the Plan for such Compensation Cycle in accordance with the percentage determined by the formula set forth in Section 3. The aggregate amount of the Incentive Awards shall not exceed 250% of the aggregate amount of the target Incentive Awards payable to all Participants. The Committee shall determine the amount of the Incentive Award for each Participant which shall not be less than 70% nor more than 130% of the amount that the Participant would have received by applying the aggregate percentage based on the formula set forth in Section 3 to such Participant's target Incentive Award. In determining the extent to which the formula established in Section 3 has been achieved and the aggregate percentage to be applied to the target Incentive Awards, the Committee shall have the discretion to disregard changes in accounting rules or practices, gains from the sale of subsidiaries or assets outside the ordinary course of business, or restructuring or other nonrecurring charges or similar adjustments.

         5. ACTIVE EMPLOYMENT REQUIREMENT. Ordinarily, Incentive Awards shall be made only to Participants who are actively employed at the end of the Compensation Cycle; however, Participants who retire at age 65 or over or become disabled during a Compensation Cycle, or the Beneficiary(s) or estate of a Participant whose death occurs during a Compensation Cycle shall be entitled to, on a pro rata basis (for the period of time the Participant was in the Plan for the Compensation Cycle) the lesser of (i) the Participant's target Incentive Award or (ii) the Participant's target Incentive Award times the percentage based on the formula set forth in Section 3 if the Committee determines a percentage of less than 100%. Except as provided in Section 6, no other Participant who is not actively employed at the end of the Compensation Cycle shall receive an Incentive Award unless the Committee, in its sole discretion, so determines that an Incentive Award shall be made.

         6. EFFECT OF CHANGE OF CONTROL. Upon the occurrence of a Non-Initiated Change of Control during the Compensation Cycle, this Plan shall terminate and each Participant immediately prior to the occurrence of such Non-Initiated Change of Control shall promptly receive a pro rated amount that would have been payable at the end of the Compensation Cycle based on the greater of (i) the Participant's target Incentive Award or (ii) the Participant's target Incentive Award times the percentage based on the formula set forth in Section 3. Such payment shall be pro rated based upon the portion of the Compensation Cycle that occurred prior to such Non-Initiated Change of Control. Application of the formula shall be based on data and measurements for each completed year of the Compensation Cycle and, for the year in which the termination occurs, on the number of full months of such year prior to the effective date of such Plan termination. The Corporation shall retain the services of the independent auditors used by the Corporation (prior to the Plan termination) to determine the required data and measurements for such partial year. In the event of the occurrence of an Initiated Change of Control during the Compensation Cycle, the Committee, in its sole discretion, shall determine whether the Plan should terminate and the manner of calculating, and the time for payment, of Incentive Awards (if any) to be made under the Plan for the Compensation Cycle.

         7. PAYMENT OF INCENTIVE AWARD. Except as provided in the first sentence of Section 6, Incentive Awards shall be paid on or prior to March 15 of the year following the Compensation Cycle. Notwithstanding any other provision of the Plan, the Committee, in its sole discretion, shall have the authority to authorize payment of all or a portion of all Incentive Awards prior to the end of the Compensation Cycle, and if a portion, the Corporation shall pay the remaining portion of the Award on or prior to March 15 of the year following the Compensation Cycle.

         Notwithstanding any other provision of the Plan, the Committee, in its sole discretion, shall have the authority to require deferral of payment of all or a portion of all Incentive Awards due to any Participant if the Committee determines that the Corporation would be denied a deduction for federal income tax purposes for such Incentive Award or the portion thereof by reason of
Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder, if the Incentive Award or the portion thereof were not so deferred. Such deferred Incentive Awards, or the portion thereof, shall be deferred in accordance with the provisions of the KeyCorp Deferred Compensation Plan ("Deferred Plan").

         8. FORM OF PAYMENT. Participants who are in compliance with the Corporation's Stock Ownership Guidelines ("Guidelines") may elect (in accordance with procedures established by the Committee or by the Corporation in administering the Plan) to receive their Incentive Awards in cash or the Corporation's Common Shares (at Fair Market Value on the date a cash award would otherwise be payable) or any combination thereof. Participants who have not met the Guidelines shall receive their Incentive Awards in a combination of the Corporation's Common Shares (at Fair Market Value on the date a cash award would otherwise be payable) together with an amount of cash necessary to pay all applicable taxes on the Incentive Award. Common Shares received by a Participant not in compliance with the Guidelines may not be transferred until the Participant meets the Guidelines (exclusive of the Common Shares to be transferred) or terminates employment with the Corporation. Participants may defer their awards pursuant to the Deferred Plan. Participants who have elected to defer and have not met the Guidelines must defer awards into the Deferred Plan's phantom stock account (if such an account is offered) until they have met the Guidelines.

                                   ARTICLE III

                                 ADMINISTRATION
                                 --------------

         The Corporation shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Committee shall have all such powers as may be necessary to carry out its duties under the Plan, including the power to determine all questions pertaining to claims for benefits and procedures for claim review, and the power to resolve all other questions arising under the Plan, including any questions of construction. The Corporation and the Committee may take such further action as the Corporation and the Committee shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Corporation and the Committee hereunder shall be final and binding upon all interested parties. In accordance with the provisions of Section 503 of the Employee Retirement Income Security Act of 1974, as amended, the Committee shall provide a procedure for handling claims of Participants or their Beneficiaries under this Plan. Such procedure shall be in accordance with regulations issued by the Secretary of Labor and shall provide adequate written notice within a reasonable period of time with respect to the denial of any such claims as well as a reasonable opportunity for a full and fair review by the Committee of any such denial. Notwithstanding anything to the contrary contained herein, the Corporation shall be the "administrator" for the purpose of the Employee Retirement Income Security Act of 1974, as amended. Any action authorized under the Plan to be done by the Committee may be done by a subcommittee of the Compensation and Organization Committee of the Board of Directors, by the Board of Directors, or by any other Board committee authorized by the Board of Directors.

                                   ARTICLE IV

                            AMENDMENT AND TERMINATION
                            -------------------------

         The Corporation reserves the right to amend or terminate the Plan at any time by action of the Board of Directors or the Committee, but, from and after the occurrence of a Non-Initiated Change of Control, no such amendment or termination shall adversely affect the rights of a Participant which have accrued prior to such amendment or termination except with the written consent of such Participant.

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

         1. NOT AN EMPLOYMENT AGREEMENT. Nothing herein contained shall be construed as a commitment to or agreement with any person employed by the Corporation or a Subsidiary to continue such person's employment with the Corporation or Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Corporation or any Subsidiary to continue the employment or the annual rate of compensation of any such person for any period. All Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

         2. UNFUNDED FOR TAX AND ERISA PURPOSES. It is the intention of the Corporation and the Participants that the Plan be unfunded for tax purposes and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

         3. CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right against the Corporation or any Subsidiary, their officers, employees, agents, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

         4. ABSENCE OF LIABILITY.  No member of the Board of Directors of the Corporation or a Subsidiary or any officer or employee of the Corporation or a Subsidiary shall be liable for any act or action hereunder, whether of commission or omission.
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         5. SEVERABILITY. The invalidity or unenforceability of any particular provisions of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

         6. GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

                                    KEYCORP

                           By:
                              -------------------------------------------------
                              Thomas E. Helfrich, Executive Vice President


                                   Exhibit A
                                   ---------

         Incentive              Job               Target Incentive As a
           Group                Grades            Percent of Market Point
         ---------              ------            -----------------------

               I                 94-95                     60%
              II                 92-93                     50%
             III                 89-91                     40%